Exhibit 99.1

AEYE REPORTS FIRST QUARTER 2022 RESULTS

Strong Revenue Growth; On Track to Achieve 2022 Financial and Commercial Goals

Dublin, Calif.– May 13, 2022 — AEye, Inc. (Nasdaq: LIDR), a global leader in adaptive, high-performance lidar solutions, today announced its results for the first quarter, ended March 31, 2022.

Blair LaCorte, Chief Executive Officer of AEye, said, “We had a strong start to the fiscal year, and made substantial progress toward commercial production. Our software-definable sensors are gaining traction in the marketplace as more and more customers recognize and adopt our revolutionary designs, which lead the industry in performance and adaptability.”

“While the industry continues to mitigate supply chain challenges and economic uncertainty, we remain well-positioned to navigate, innovate, and lead through the current disruptions. Our dedication and relentless focus on executing at a high level provides AEye with significant opportunity to strengthen our competitive position and deliver on our key objectives for 2022,” continued LaCorte.

Q1 2022 Financials

•	AEye reported revenue of $1.1 million in the first quarter of 2022.

•	GAAP net loss was $(24.9) million in the first quarter of 2022, or $(0.16) per share based on 155.5 million weighted average shares outstanding.

•	Non-GAAP net loss was $(19.5) million in the first quarter of 2022, or $(0.13) per share based on 155.5 million weighted average shares outstanding.

•	Cash, cash equivalents, and marketable securities were $143.9 million as of March 31, 2022. This excludes $125 million in available liquidity from our Common Stock Purchase Agreement.

Conference Call and Webcast Details

AEye management will hold a conference call today, May 13, 2022, at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss these results. AEye CEO Blair LaCorte and CFO Bob Brown will host the call, followed by a question-and-answer session.

The webcast and accompanying slides will be accessible via the company’s website at https://investors.aeye.ai/.

The call is also accessible via telephone through the following details:

Dial in Information:

•	Participant Toll-Free Dial-In Number: 844-763-8274
•	Participant International Dial-In Number: 412-717-9224

About AEye

AEye’s unique software-defined lidar solution enables advanced driver-assistance, vehicle autonomy, smart infrastructure, logistics and off-highway applications that save lives and propel the future of transportation and mobility. AEye’s 4Sight™ Intelligent Sensing Platform, with its adaptive sensor-based operating system, focuses on what matters most; delivering faster, more accurate, and reliable information. AEye’s 4Sight™ products, built on this platform, are ideal for dynamic applications which require precise measurement imaging to ensure safety and performance. AEye has global presence through its offices in Germany, Japan, Korea, and the United States.

Non-GAAP Financial Measures

The non-GAAP measures provided in this press release should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. AEye considers these non-GAAP financial measures to be important because they provide additional insight into the Company’s on-going performance. The Company provides this information to investors for a more consistent basis of comparison and to help investors evaluate the results of the Company’s on-going operations, and to help enable more meaningful period-to-period comparison. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.

This presentation includes non-GAAP financial measures, including:

•	Non-GAAP net loss which is defined as GAAP net loss plus stock-based compensation, plus change in fair value of embedded derivative and warrant liabilities
•	Adjusted EBITDA which is defined as non-GAAP net loss plus amortization and depreciation expense, plus interest expense and other, less interest income and other, plus provision for income tax expense.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements included in this press release include statements about AEye’s products, the Company’s progress in commercialization, and the expected results for 2022, among others. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability.

Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this press release, including but not limited to: (i) the risks that AEye’s strong start to the fiscal year may not continued as anticipated; (ii) the risks the substantial progress toward commercial productionization may not continue as anticipated, or at all; (iii) the risks that the traction gained in the marketplace may not continue, or result in revenue for the Company in the timeframe expected; (iv) the risks that customer recongiztion and adoption of AEye’s products may not occur in the timeframe or quantity expected, or at all; (v) the risks that AEye’s products may not lead the industry in performance or adability in ways viewed to be appreciable in the marketplace; (vi) the risks that the Company may not be able to successfully navigate either or both of the supply chain challenges it faces or the macroeconomic uncertainty that exists; (vii) the risks that AEye will be unable to successfully innovate or lead through the current economic and supply chain disruption as it currently anticipates, or at all; (viii) the risks that AEye will be unable to capitalize on the opportunities created by the global economic uncertainties or supply chain challenges; (ix) the risks that AEye will be unable to strengthen its competitive position nor deliver on its key objectives in 2022 due to supply chain disruptions, economic uncertainites, or otherwise; (x) the risks that competing technologies will improve overtime to become operationally equivalent or more cost-effective, or both; (xi) the risks that competitors may introduce products with similar capabilities to AEye’s products and such competitive products take some or all of the market share away from AEye; (xii) the risks that AEye’s products will not meet the diverse range of performance and functional requirements of AEye’s target markets and customers; (xiii) the risks that AEye’s products will not function as anticipated by AEye or by AEye’s target markets and customers; (xiv) the risks that the size of the total available market for the use of lidar will be smaller than predicted or take longer to come to fruition than predicted; (xv) the risk that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xvi) changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xvii) the risk that AEye is unable to adequately implement its business plans, forecasts, and other expectations, and identify and realize additional opportunities, and (xviii) the risk of downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by the COVID-19 pandemic, including the Delta, Omicron, “Deltacron,” and future variants and subvariants, which has caused, and continue to cause, significant economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of AEye’s Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission (the “SEC”) and other documents filed by AEye or that will be filed by AEye from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

AEYE, INC. Condensed Consolidated Balance Sheets (In thousands) (Unaudited)
	March 31, 2022	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$11,177	$14,183
Marketable securities	132,674	149,824
Accounts receivable, net	292	4,222
Inventories, net	4,254	4,085
Prepaid and other current assets	4,541	5,051
Total current assets	152,938	177,365
Right-of-use assets	15,968	—
Property and equipment, net	5,685	5,129
Restricted cash	2,150	2,150
Other noncurrent assets	1,109	1,509
Total assets	$177,850	$186,153

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$1,952	$2,542
Accrued expenses and other current liabilities	8,995	8,739
Contract liabilities	1,852	2,287
Total current liabilities	12,799	13,568
Operating lease liabilities, noncurrent	17,323	—
Deferred rent, noncurrent	—	3,032
Other noncurrent liabilities	485	786
Total liabilities	30,607	17,386
Stockholders’ Equity (Deficit):
Preferred stock	—	—
Common stock	16	16
Additional paid-in capital	325,350	320,937
Accumulated other comprehensive loss	(1,447)	(391)
Accumulated deficit	(176,676)	(151,795)
Total stockholders’ equity (deficit)	147,243	168,767
Total liabilities and stockholders’ equity (deficit)	$177,850	$186,153

AEYE, INC. Condensed Consolidated Statements of Operations (In thousands, except share and per share data) (Unaudited)
	Three months ended March 31,
	2022	2021

Revenue:
Prototype sales	$335	$233
Development contracts	747	96
Total revenues	1,082	329
Cost of revenue	1,482	617
Gross profit (loss)	(400)	(288)

Operating Expenses:
Research and development	8,576	5,836
Sales and marketing	4,616	1,587
General and administrative	11,330	3,010
Total operating expenses	24,522	10,433
Loss from operations	(24,922)	(10,721)

Other income (expense), net:
Change in fair value of embedded derivative liability and warrant liabilities	(32)	(103)
Interest income and other	424	3
Interest expense and other	(343)	(688)
Total other income (expense), net	49	(788)
Provision for income tax expense	8	—
Net loss	$(24,881)	$(11,509)

Per Share Data
Net loss per common share (basic and diluted)	$(0.16)	$(0.11)
Weighted average common shares outstanding (basic and diluted)	155,515,093	101,362,036

AEYE, INC. Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)
	Three Months Ended March 31,
	2022	2021

Cash flows from operating activities:
Net loss	$(24,881)	$(11,509)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	208	245
Noncash lease expense relating to operating lease right-of-use assets	317	—
Noncash interest expense related to bank loans	—	114
Inventory write-downs, net of scrapped inventory	267	—
Change in fair value of embedded derivative liability and warrant liabilities	32	(17)
Stock-based compensation	5,340	1,610
Amortization of debt issuance costs	—	283
Amortization of premiums on marketable securities, net of change in accrued interest	594	—
Changes in operating assets and liabilities:
Accounts receivable, net	3,930	(205)
Inventories, net	(436)	(235)
Prepaid and other current assets	510	332
Other noncurrent assets	400	(2,785)
Accounts payable	(567)	2,494
Accrued expenses and other current liabilities	(645)	873
Operating lease liabilities	(325)	—
Deferred rent	—	(133)
Contract liabilities	(767)	119
Net cash used in operating activities	(16,023)	(8,814)
Cash flows from investing activities:
Purchase of property and equipment	(774)	(121)
Proceeds from redemption of marketable securities	15,500	—
Net cash provided by (used in) operating activities	14,726	(121)
Cash flows from financing activities:
Proceeds from exercise of stock options	222	85
Proceeds from the issuance of convertible notes	—	8,045
Principal payments - bank loan	—	(333)
Taxes paid related to the net share settlement of equity awards	(1,931)	—
Net cash provided by (used in) financing activities	(1,709)	7,797
Net increase (decrease) in cash and cash equivalents and restricted cash	(3,006)	(1,138)
Cash, cash equivalents and restricted cash at beginning of period	16,333	16,497
Cash, cash equivalents and restricted cash at end of period	$13,327	$15,359

AEYE, INC. Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except share and per share data) (Unaudited)
	Three months ended March 31,
	2022	2021
GAAP net loss	$(24,881)	$(11,509)
Non-GAAP adjustments:
Stock-based compensation	5,340	1,610
Change in fair value of embedded derivative and warrant liabilities	32	103
Non-GAAP net loss	$(19,509)	$(9,796)
Depreciation and amortization expense	208	245
Interest income and other	(424)	(3)
Interest expense and other	343	688
Provision for income tax expense	8	—
Adjusted EBITDA	$(19,374)	$(8,866)

GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.16)	$(0.11)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.13)	$(0.10)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	155,515,093	101,362,036
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	155,515,093	101,362,036

Contacts

Media:

Jennifer Deitsch

AEye

jennifer@aeye.ai

925-400-4366

Andie Davis

Landis Communications Inc.
AEye@landispr.com
415-717-9133

Investors:

Clyde Montevirgen

AEye

cmontevirgen@aeye.ai

925-400-4366

Will Stack

Lambert & Co.

AEye@lambert.com

212-971-9718